Exhibit 10.28

Contract for State-Owned Construction Land Use Right Assignment

(English Translation)

Made by the Ministry of Land and Resources of the People’s Republic of China, and the State Administration for Industry and Commerce of the People’s Republic of China.

Contract Number: 330206 2010 A21 059(KAI)

Contract for State-Owned Construction Land Use Right Assignment

The Concerned Parties of this Contract:
Assignor:   Ningbo Municipal Bureau of National Land and Resources, Zhejiang Province, the People’s Republic of China   ;
Mailing Address:   Tower B Floor 3, Administrative Center, Beilun District, Ningbo City   ;
Zip Code:    315800   ；
Telephone:   0574-86782468   ；
Facsimile:   0574-86782461   ；
Name of Opening Bank: ；
Account Number: 。
Assignee:   Ningbo Keyuan Petrochemicals, Inc.   ;
Mailing address:   Beilun Qingzhi Industrial District   ;
Zip Code:   315803   ；
Telephone Number:   0574-86232939   ；

Facsilime:                            ;
Name of Opening Bank:                   ;
Account Number:                           .

Chapter I  General Provisions

      Article 1  In accordance with the Real Right Law of the People’s Republic of China, the Contract Law of the People’s Republic of China, the Law of Land Administration of the People’s Republic of China, the Law of the People’s Republic of China on Administration of the Urban Real Estate, relevant administrative regulations and rules on land supply policies, the two parties enter this contract based on the principles of equality, voluntariness, compensation, honesty and credibility.

      Article 2  The ownership of the assigned land belongs to the People’s Republic of China. The Assignor can only assign the state-owned construction land use right to the Assignee in accordance with laws. The resources and objects buried there under shall continue to be owned by the State.

      Article 3  The holder of the right to use construction land (the Assignee) has the right to possess, use and seek proceeds from the land owned by the state, and shall be entitled to the construction of buildings, fixtures and their auxiliary facilities by making use of such land.

 Chapter II  Delivery of the Assigned Land and Payment of the Assignment Charge

  Article 4  The Registered Number of the land parcel under this contract is:  / , with a total area of (in Upper Case)    27492.3    square meters (in Lower Case    27492.3    square meters). Of which, the assigned land area of the land parcel is (in Upper Case)   27492.3    square meters ( in Lower Case    27492.3    square meters).
      The assigned land under this contract is located at   Beilun Qingzhi Industrial District (Keyuan Petrochemicals No.4 section )  .

      The ichnographic boundaries of the assigned land under this contract: _____J1-J9_____. Please see the Sketch of Ichnographic Boundaries of the Assigned Land (Appendix I).
      The vertical limits of the assigned land under this contract are to take_____/_____as its upper limit while to take_____/_____its lower limit, with the altitude difference of_____/_____meters. Please see the Sketch of Vertical Limits of the Assigned Land (Appendix II).
      The spatial extent of the assigned land refers to the closed space formed by the above-said boundary points posed by the vertical plane and the upper and lower elevation level.

      Article 5  The use purpose of the assigned land under this contract is for industrial land with an area of industrial land (chemical material and chemical products manufacture) hectares.

      Article 6  The Assignor agrees to deliver the assigned land to the Assignee after the Assignee pay up all the assignment charges of the land parcel in accordance with this contract. And the Assignor agrees that the assigned land shall meet the following land conditions regulated in    Item 2   of this article upon delivering the land.

      1. To level the land and make it meet the conditions of    /   ; The infrastructure around the land shall include:   /   ;

      2. Current Status:   no established buildings.

      Article 7  The use term of the state-owned construction land use right under this contract shall terminate on January 31, 2023, counting from the date when the assigned land is delivered according to the Article 6 of this contract. In case applying for completion of the formalities on state-owned construction land use right which is previously allotted (or leased), the use term shall be counted from the date when the contract is signed.

      Article 8  The assignment charge for the state-owned construction land use right under this contract is RMB (in Upper Case)    6,735,614  (in Lower Case RMB    6,735,614  ) , with RMB (in Upper Case)  245  (in Lower Case RMB   245  ) for per square meter.

      Article 9  The advance deposit for the assigned land under this contract is 10% of the assignment charges of the land parcel. The advance deposit shall be regarded as a part of the payment for the assignment charge.

      Article 10  The Assignee agrees to pay the assignment charge in a lump-sum payment for the state-owned construction land use right according to   Item 2    of this article

      1. The assignment charge for the state-owned construction land use right shall be paid up in lump-sum payment within    /  days after this contract is signed.

      2. The assignment charge for the state-owned construction land use right shall be paid in installments according to the following time and amount.
      First installment  50% of the assignment charge which is RMB   3,367,807    in upper case (RMB   3,367,807    in lower case) shall be paid prior to    August 20, 2010   . The security deposit of listing shall be set off against the assignment charge.
      Second installment  The Assignee shall pay up the rest of the assignment charge which is RMB   3,367,807    in upper case (RMB   3,367,807   in lower case) prior to    September 18, 2010   .

      Article 11  After paying up all the assignment charges of the land parcel in accordance with this contract, the Assignee may apply for the Certificate of State-owned Construction Land Use Right Assignment by presenting this contract and payment receipt of the assignment charge.

Chapter III  The Development, Construction and Utilization of the Assigned Land

      Article 12  The Assignee agrees the investment intensity to develop the assigned land under this contract shall be meet the criteria stipulated in    Item 1    of this article:

      1. Where the assigned land under this contract is used for construction of industrial projects, the Assignee agrees the fixed assets invested in the land under this contract are not less than the approved amount or the amount put on file, RMB (in Upper Case)    86,600,000     (in Lower Case RMB    86,600,000    ) and the investment intensity is not less than RMB (in Upper Case)    3150    (in Lower Case RMB    3150    ) per square meter. The investment of fixed assets to the assigned land under this contract shall include buildings, fixtures and their auxiliary facilities as well as the assignment charge.

      2. Where the assigned land under this contract is used for construction of non-industrial projects, the Assignee guarantees the total investment to the assigned land under this contract is not less than RMB (in Upper Case)    /     (in Lower Case RMB    /    ).

      Article 13 The new buildings, fixtures and their auxiliary facilities established on the assigned land under this contract shall be satisfied with the planning conditions for the assigned land regulated by the municipal (county) planning administrations. (Please see Appendix III).
       The nature of the main building    industrial manufactory   ;
       The nature of the affiliated buildings    office building   ;
       The total construction area:   according to the tender document and standards of the planning   .
       The floor area ratio (FAR) is not more than   2.0  not less than   0.6  ;

       Building Height Limitation:    according to the standards of the planning   ;
       Building Density is not more than    45%     not less than    30%   ;
       Greening Rate:    20%   ;
       Other requirements for the land use:    according to the standards of the planning   .

      Article 14  The Assignee agrees to develop the assigned land under this contract according to    Item 1  of this article:

      1. The assigned land under this contract is used for construction of industrial projects. In accordance with the planning and designing conditions regulated by the planning departments, within the boundaries of the assigned land under this contract, the land used for office buildings and life and service facilities shall not be more than 7 % of the total area of the assigned land, that is, not more than    1924    square meters, and the construction area shall not be more than    10    square meters. The Assignee agrees not to build unproductive facilities on the assigned land under this contract, including residential packages, experts’ floor, hotel, guest house or training center etc.

      2. The assigned land under this contract is used for construction of residential projects. In accordance with the planning and construction conditions regulated by the planning and construction departments, within the boundaries of the assigned land under this contract, the total number of apartments shall not be less than    /    sets, of which, the apartments with the construction area of less than 90 square meters shall not be less than    /    sets, the requirements for the housing are    /    . Within the boundaries of the assigned land under this contract, the land area used for developing apartments under 90 square meters shall not less than    /   % of the total area of the assigned land. In case the economically affordable housing and low-rent housing are developed within the boundaries of the assigned land under this contract, the Assignee agrees to do according to Term    /    of this item upon completion of construction.

      (1). To transfer to the local government;
      (2). To be purchased by the local government;
      (3). To implement relevant administrative regulations on construction and sales of economically affordable housing and low-rent housing;
      (4).    /   ;
      (5).    /   .

      Article 15 The Assignee agrees to construct the following necessary facilities within the boundaries of the assigned land under this contract, and voluntarily transfer to the government upon completion of construction:
      (1).   /   ;
      (2).   /   ;
      (3).   /   .

      Article 16  The Assignee agrees that the construction projects on the assigned land under this contract shall commence in accordance with the design drawings within 6 months and complete within 24 months after the delivery date for the assigned land. In case the commencement of construction needs to be deferred, the Assignee shall submit the application for deferral to the Assignor 30 days in advance. After the deferral of commencement is approved by the Assignor, the time of completion shall be deferred accordingly. But the deferral shall not exceed one year.

      Article 17  During the construction on the assigned land under this contract, where water supply, gas supply, power supplies, sewage disposal, and other facilities need to be connected with the main pipelines outside of the assigned land, the Assignee agrees to do according to relevant rules.

      The Assignee agrees the entering, passing and crossing of any kind of pipelines laid by the government for public purposes. However, in case where the land use functions are affected, the government or relevant departments shall make reasonable compensations.

      Article 18  The Assignee shall utilize the land according to this contract. Any alteration of land-use purpose and plot ration is prohibited. Within the assignment term, where the land use purpose needs to be altered, both parties agree to do according to Item 1     of this article.

      1. The Assignor shall withdraw the construction land use right with compensation to the Assignee;

      2. To go through the approval formalities of altering the land use purpose in accordance with laws, to sign an alteration agreement on the state-owned construction land use right assignment or sign a new contract on the state-owned construction land use right assignment. The Assignee shall make a supplementary payment for the balance between the evaluated market price of the construction land use right with the new purpose and the evaluated market price of the construction land use right with the previously approved purpose. The evaluated market price shall subject to the time when the alteration of the land use purpose is approved. The registration of altering the land use right shall be undertaken.

      Article 19  Within the use term of the assigned land under this contract, the government reserves its right to adjust the planning of the assigned land under this contract. In case the original planning needs to be modified, it shall not affect the existing buildings on the assigned land parcel. But in case the transformation, renovation and rebuilding of the buildings, fixtures and their affiliated facilities on the assigned land within its use term, or when applying for renewal of the contract upon expiration of use term, the adjusted planning shall prevail.

      Article 20  The Assignee shall utilize the state-owned construction land use right in accordance with law. The Assignor shall not withdraw before the use term in this contract expires. Under special circumstances, where the Assignor needs to withdraw the state-owned construction land use right for the purpose of social public interests before expiration of use term, approval formalities shall be needed in accordance with laws. And the Assignor shall compensate the Assignee according to the value of buildings, fixtures and their affiliated facilities on the assigned land at the time of withdrawal; the evaluated market price of the remained use term of the state-owned construction land use right; and the evaluated direct loss arising from the withdrawal.

 Chapter IV  The Transfer, Lease and Mortgage of the State-Owned Construction Land Use Right

      Article 21  After paying up the assignment charge of the state-owned construction land use right in accordance with this contract, and obtains the Certificate for the Use of State-owned Land, the Assignee is entitled to transfer, lease or mortgage all or part of the state-owned construction land use right to a third party. Where the first transfer occurs, it shall meet the conditions regulated in the  Item 1    of this article:

      1. The investment and development to the assigned land shall have begun in accordance with this contract and 25% or above of the total investment have been made;

      2. The investment and development shall have begun in accordance with this contract, and the assigned land has formed conditions for industrial purpose or other construction purposes.

      Article 22 The contracts on transfer, lease and mortgage of the state-owned construction land use right shall not go against the laws and regulations of the country and the articles of this contract.

      Article 23  Where all or part of the state-owned construction land use right is transferred, the rights and obligations specified in this contract and in the land registration documents shall be transferred accordingly. The use term of the transfer contract for the assigned land is the remainder of the use term specified in this contract minuses the number of the years in which the Assignee has used the land.
      Where all or part of the state-owned construction land use right is leased, the rights and obligations specified in this contract and in the land registration documents shall be still borne by the Assignee.

      Article 24  Where the state-owned construction land use right is transferred or mortgaged, both parties related to the transfer and mortgage shall apply for registration of changes for the land use right at the land and resources administrative department by presenting this contract, contract on transfer or contract on mortgage, and the Certificate for the Use of State-owned Land.

Chapter V  Expiration of Use Term

      Article 25 When the use term agreed in this contract expires, and the land user continues using the assigned land under this contract, an application for renewal shall be submitted to the Assignor not less than one year prior to the use term expires. The Assignor shall approve the renewal unless the Assignor needs to withdraw the assigned land under this contract for the purposes of social and public interests.
      In respect of the construction land use right for residential purpose, when the use term expires, it shall be renewed automatically.
      When the Assignor agrees on the renewal, the land user shall handle the compensable land-use formalities in accordance with laws. The compensable land use contract on assignment or lease shall be signed again. And, the assignment charge or rental shall be paid.

      Article 26  In case the use term of the assigned land expires and the land user applies for renewal, but fails to get approved by the Assignor for the purpose of social and public interests, the land user shall return back the Certificate for the Use of State-owned Land. The cancellation of registration for the state-owned construction land use right shall be undertaken in accordance with regulations. The state-owned construction land use right shall be taken back by the Assignor without compensation. In respect of the buildings, fixtures and their affiliated facilities on the assigned land under this contract, the Assignor and the land user agree to conduct according to Item 2  of this article:

      1. The Assignor shall take back the above-ground buildings, fixtures and their affiliated facilities on the assigned land, and give reasonable compensation to the land user based on the residual value of these buildings, fixtures and their affiliated facilities at the time of taking back;

      2. The Assignor shall take back the above-ground buildings, fixtures and their affiliated facilities on the assigned land without compensation.

      Article 27  In case the use term of the assigned land expires, the land user fails to apply for renewal, the land user shall return back the Certificate for the Use of State-owned Land. And the cancellation of registration for the state-owned construction land use right shall be undertaken in accordance with regulations. The Assignor shall take back the state-owned construction land use right without compensation. The above-ground buildings, fixtures and their affiliated facilities on the assigned land shall be taken back by the Assignor without compensation. The land user shall guarantee the normal functions of the above-ground buildings and other objects thereon. Deliberate destructions are not allowed. Where the above-ground buildings, fixtures and their affiliated facilities lost their normal functions, the Assignor may request the land user to remove or dismantle the above-ground buildings, fixtures and their affiliated facilities to restore the leveled ground on the assigned land.

 Chapter VI  Force Majeure

      Article 28  Either of the parties shall exempt from responsibility in case when force majeure occurs, all or part of this contract cannot be implemented. But the concerned party shall take any necessary remedial measures to reduce the losses caused by the force majeure. The concerned party shall not be exempted from responsibilities when force majeure occurs during delay of performance.

      Article 29  When force majeure occurs, the prevented party shall notify the other party in written form by mail, cable or fax within 7 days to provide the detailed information of the events, and within 15 days after the occurrence of force majeure, a valid document for evidence shall be provided to the other party to explain its inability to implement or delay the execution of all or part of this contract.

 Chapter VII  Liabilities for Breach of the Contract

      Article 30  The Assignee shall pay in due time the assignment charge of the state-owned construction land use right according to the terms of this contract. In case the Assignee fails to pay on schedule the assignment charge of the state-owned construction land use right, the daily penalty to the Assignee is to pay to the Assignor    1    ‰ of the deferred payment starting from the first day after exceeding the time limit. In case the Assignee fails to pay the assignment charge of the state-owned construction land use right after 60 days, and neglects the Assignor’s urges for payment, the Assignor has the right to terminate this contract, and the Assignee has no right to request the Assignor to refund the advance deposit. The Assignor may claim damages to the Assignee.

      Article 31 In case the Assignee terminates its investment and construction on the assigned land for any reason whatsoever attributable to the Assignee, and proposes to the Assignor to request to terminate the contract and return back the assigned land, the Assignor shall report for approval to the people’s government which approves the land use right assignment plan. After approval, the Assignor shall, according to the following agreements, refund all or part of the assignment charge of the state-owned construction land use right (without interest) except for the advance deposit determined in this contract, and withdraw the state-owned construction land use right. All the established buildings, fixtures and their affiliated facilities within the boundaries of the assigned land shall not be compensated while the Assignor may request the Assignee to remove or dismantle the established buildings, fixtures and their affiliated facilities to restore the leveled ground. But in case the Assignor is willing to take advantage of the established buildings, fixtures and their affiliated facilities within the boundaries of the assigned land, the Assignor shall make reasonable compensation to the Assignee.

      1. Where the Assignee makes an application to the Assignor not less than 60 days before one year expires after the commencement date of construction determined in this contract, the Assignor shall refund all the paid assignment charge of the state-owned construction land use right except for the advance deposit.

      2. Where the Assignee makes an application to the Assignor not less than 60 days before the first expires but the second year doesn’t expire after the commencement date of construction determined in this contract, the Assignor shall refund the reminder of the assignment charge of the state-owned construction land use right after the advance deposit and the charges for idle land are deducted in accordance with regulations.

      Article 32  The assigned land is left unused for more than one year but less than two years for any reason whatsoever attributable to the Assignee, the Assignee shall pay the charge for idle land in accordance with laws. In case the construction on the assigned land doesn’t commence, resulting in the land left unused, for more than two years, the Assignor has the right to take back the state-owned construction land use right without compensation.

      Article 33 In case the Assignee fails to commence on the determined date according to the terms of this contract, or the deferred date determined under the contract, the daily penalty for the Assignee is to pay the Assigner    0.2   ‰ of the assignment charge of the state-owned construction land use right. The Assigner has the right to request the Assignee to continue performance.
      In case the Assignee fails to complete on the determined date according to the terms of this contract, or the deferred date determined under the contract, the daily penalty for the Assignee is to pay the Assigner   0.2  % of the assignment charge of the state-owned construction land use right.

      Article 34  In case the total investment in fixed assets, the investment intensity and the total investment do not meet the standers of this contract, the Assigner has the right to request the Assignee to pay a penalty of the assignment charge of the state-owned construction land use right, according to the actual difference accounts for the proportion of the total investment and the investment intensity. In addition, the Assigner has the right to request the Assignee to continue performance.

      Article 35  In case the floor area ratio, the building density or any other indicator of the assigned land is below the minimum standards agreed in the contract, the Assigner has the right to request the Assignee to pay a penalty of the assignment charge of the state-owned construction land use right according to the actual difference accounts for the proportion of the minimum standard determined in the contract, and has the right to request the Assignee to continue performance. In case the floor area ratio, the building density or any other indicator of the assigned land exceeds the maximum standards agreed in the contract, the Assigner has the right to withdraw the area that exceeds the maximum standards, and has the right to request the Assignee to pay a penalty of the assignment charge of the state-owned construction land use right according to the actual difference accounts for the proportion of the standard determined in the contract.

      Article 36  In case the Greening rate, the proportion of office buildings and life and service facilities, the construction area of office buildings and life and service facilities or any other indicator does mot meet the standards in this contract, the Assignee shall pay the Assigner    50    ‰ of the assignment charge of the state-owned construction land use right, and remove or dismantle the greening area, above-building and affiliated facilities.

      Article 37 Where the Assignee pays the assignment charge of the state-owned construction land use right in accordance with this contract, the Assigner shall deliver the assigned land on schedule. In case the delivery is delayed because of the responsibility of the Assigner, the daily penalty for the Assignee is to pay the Assigner    1    ‰ of the assignment charge of the state-owned construction land use right. Land-use period is from the actual delivery date. In case the Assigner fails to deliver the assigned land after 60 days of the determined date in accordance with this contract, and neglects the Assignee’s urges for the delivery, the Assignee has the right to terminate this contract. The Assigner shall double the advance deposit refunded to the Assignee, and refund the rest of the assignment charge of the state-owned construction land use right. The Assignee may claim damages to the Assigner.

      Article 38  In case the Assigner fails to deliver the assigned land on schedule, or the delivered assigned land does not meet the standards determined in this contract, or make unilateral changes in land use, the Assignee has the right to request the Assigner to fulfill their obligations in accordance with the terms under this contract, and to compensate the Assignee the direct loss caused by the delay of delivery. Land-use period starts from the date when the assigned land reached the land condition determined in this contract.

 Chapter VIII  Applicable Law and Dispute Resolution

      Article 39  The sighing, validity, interpretation, fulfillment and settlement of disputes of this agreement are applicable to the PRC law.

      Article 40  Any dispute arising from this agreement shall be firstly resolved by consultation between the parties. If no resolution can be reached through consultation, the two concerned parties shall follow the  Item 2 of this article:

      1. Submit to    /    Arbitration Commission;
      2. Prosecute to the People’s Court lawfully.

Chapter IX  Supplementary Provisions

      Article 41  The land use right assignment plan under this contract has been approved by    Ningbo    Municipal Government.

      Article 42  The concerned parties of this contract are to ensure the names, mailing addresses, telephone numbers, facsimiles, banks, agents and other information are valid and accurate. In case of any change of the information from one side, the other side has to be informed within 15 days from the effective date of the change by writing. Otherwise, the party who can not timely inform the other side is responsible for any consequences resulting from the change of information.

      Article 43  The contract along with the appendix is    20    pages, written in Chinese.

      Article 44  The payment, amount, area and other terms shall be written both in upper case and lower case which have to match. In case of abhorrent amount, it will go by upper case.

      Article 45  Any unsettled matter shall be subject to further consultation between the parties and both parties shall enter into a supplement agreement. The supplement agreement shall have the same effect as this contract.

      Article 46  This contract shall be executed in six originals, each party keep three, and the six originals shall have the same effect.

Assigner (Stamped): Ningbo Municipal Bureau of National Land and Resources Representative (Signed): Feng Gu	Assigner (Stamped): Keyuan Petrochemcials, Inc. Representative (Signed): Xiaoying Chen

                August 18, 2010

20